Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), is made as of the 13th day of August, 2015 (the “Agreement Date”), between VBI Vaccines, Inc., a Delaware corporation (the “Company”), and each of the other Persons (as defined below) set forth on the signature pages hereto (referred to herein, collectively, as the “Purchasers” and, individually, as a “Purchaser”).

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company, up to an aggregate of 3,000,000 shares of common stock of the Company at one or more closings as more fully described in this Agreement (the “Offering”).

AGREEMENT

Now, Therefore, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and the Purchasers, intending to be legally bound, hereby agree as follows:

1.     Issuance and Sale of Common Stock.

1.1     Certain Defined Terms Used in this Agreement. The following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, officer, director, or manager of such Person and any venture capital or private equity fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

“Closing” means the Initial Closing or any Subsequent Closing, as applicable.

“Common Stock” means the Company’s common stock, par value $0.0001 per share.

“Escrow Agent” means Signature Bank, a New York State chartered bank, with offices at 261 Madison Avenue, New York, New York 10016.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Knowledge” means, with respect to an individual, that such individual is actually aware of a particular fact or other matter, after due inquiry to determine the accuracy of such fact or other matter. The Company shall be deemed to have Knowledge of a particular fact or other matter if Jeff Baxter, Egidio Nascimento or David Anderson had Knowledge of such fact or other matter.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company or any of its subsidiaries.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Required Purchasers” means the holders of Shares constituting at least a majority of the aggregate of all the Shares issued in the Offering.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement.

1.2     Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the applicable Closing, and the Company agrees to sell and issue to each Purchaser, the number of Shares of Common Stock set forth on Schedule I hereto, which schedule shall be amended at each Closing to include the name of each Purchaser purchasing Shares at such Closing and the number of Shares to be purchased by each such Purchaser at such Closing, without further notice to or consent from the Purchasers who purchased Shares at a prior Closing. The price per Share purchased at each Closing shall be equal to 85% of the average of the volume weighted average prices of the Common Stock reported by Bloomberg LP for the ten (10) trading days immediately prior to such Closing rounded to two (2) decimals, for the aggregate purchase price set forth next to the applicable Purchaser’s name on Schedule 1 hereto (the “Purchase Price”).

1.3.     The initial purchase and sale of Shares shall take place at an initial closing (the “Initial Closing”) to be held remotely via the exchange of documents and signatures on the trading day mutually agreed upon by the Company and the Purchasers purchasing Shares at the Initial Closing, and all conditions precedent to (i) the Purchasers’ obligations to pay the Purchase Price and (ii) the Company’s obligations to deliver the Shares, in each case, have been satisfied or waived at the Initial Closing. Subsequent purchases and sales of Shares shall take place at one or more subsequent closings (each a “Subsequent Closing” and collectively, the “Subsequent Closings”) to be held remotely via the exchange of documents and signatures on the trading day mutually agreed upon by the Company and the Purchasers purchasing Shares at such Subsequent Closing, and all conditions precedent to (i) the Purchasers’ obligations to pay the Purchase Price and (ii) the Company’s obligations to deliver the Shares, in each case, have been satisfied or waived at such Subsequent Closing. The Initial Closing shall occur no later than August 13, 2015, unless extended by the Company to September 4, 2015 (the “Final Termination Date”), in its sole discretion, without notice to or consent from the Purchasers. There shall be no Closings following the Final Termination Date.

1.4.     Prior to each Closing, each Purchaser purchasing Shares at such Closing will deliver to the Escrow Agent into a non-interest-bearing escrow account, pursuant to the wire instructions which are provided as Exhibit A hereto (the “Escrow Account”), a wire transfer of funds in the amount of the applicable Purchase Price and within a reasonable time after the applicable Closing, and in any event within 5 days of such Closing, the Company will issue and deliver the Shares to each such Purchaser via book-entry or physical stock certificate, in the sole discretion of the Company, purchased by each such Purchaser. Funds deposited in the Escrow Account pursuant to this Agreement shall remain in the Escrow Account until (a) the applicable Closing, at which time such funds shall be immediately delivered by the Escrow Agent to the Company (net of any Escrow Agent fees then due), or (b) the termination of this Agreement pursuant to Section 7.20, at which time such funds shall immediately be returned by the Escrow Agent to each Purchaser whose funds remain in escrow at such time. The Escrow Agent shall otherwise act in accordance with the written instruction(s) of the Company.

2.     Use of Proceeds. In accordance with the directions of the Company’s Board of Directors, the Company will use the proceeds from the sale of the Shares hereunder for general working capital of the Company and its subsidiaries.

3.     Representations and Warranties of the Company.

The Company hereby represents and warrants to each Purchaser that, except as set forth on the Company Disclosure Schedule attached as Exhibit B to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the representations and warranties set forth below are true and complete as of the date of each Closing, except as otherwise indicated. The Company Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 3, and the disclosures in any section or subsection of the Company Disclosure Schedule shall qualify other sections and subsections in this Section 3 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. For purposes of these representations and warranties, unless otherwise indicated, the term “the Company” shall include any subsidiaries of the Company, unless otherwise noted herein.

3.1.     Organization and Qualification. The Company (i) is on the Agreement Date and will be at each Closing a legal entity duly incorporated, validly existing and in good standing under the laws of Delaware, (ii) has on the Agreement Date and at each Closing will have, the requisite corporate power to carry on its business as now conducted, (iii) is qualified to do business and in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) as a foreign corporation where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, could not have, individually or in the aggregate, a Material Adverse Effect and (iv) has all requisite corporate power and authority to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated thereby.

3.2.     No Conflicts. The Company is not subject to, or obligated under, any provision of (i) its certificate of incorporation or bylaws, (ii) any agreement, arrangement or understanding, (iii) any license, franchise or permit, nor (iv) any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, could not have, individually or in the aggregate, a Material Adverse Effect.

3.3.     Capitalization/Validity of the Shares.

(a)     As of the Agreement Date, the Company is authorized to issue an aggregate of 230,000,000 shares of capital stock, of which (i) 200,000,000 are shares of Common Stock, of which 20,030,260 are issued and outstanding (not including the Shares issued under this Agreement), and (ii) 30,000,000 are shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), of which 2,996,482 are designated as Series 1 Convertible Preferred Stock, all of which are issued and outstanding.

(b)     As of the Agreement Date, other than as set forth in this Section 3.3, no other securities of the Company, including equity securities or securities containing any equity features are authorized, issued or outstanding. As of the Agreement Date, other than incentive awards made under the Company’s 1999 Stock Option Plan, the Company’s 2013 Equity Incentive Plan, the 2006 VBI Stock Option Plan or the Company’s 2014 Equity Incentive Plan (the “Incentive Plans”), the Company does not have any outstanding stock options, restricted stock, restricted stock units, phantom stock, performance stock or other compensatory equity or equity-linked awards. As of the Agreement Date, other than the Preferred Stock, and the shares of Common Stock issuable in connection with the awards under the Incentive Plans, and except as set forth in Section 3.3(b) of the Company Disclosure Schedule, there are no commitments, obligations, agreements or other rights or arrangements (contingent or otherwise) existing that provide for the sale or issuance of capital stock by the Company and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind (contingent or otherwise) outstanding to purchase or otherwise acquire from the Company any shares of capital stock or other securities of the Company of any kind.

(c)     Except as contemplated by this Agreement or as set forth in Section 3.3(c) of the Company Disclosure Schedule, the Company is not a party to, and, to its Knowledge, there do not exist any voting trusts, proxies, or other contracts with respect to the voting of shares of its capital stock. Except as set forth in Section 3.3(c) of the Company Disclosure Schedule, there are no outstanding obligations of the Company (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of or (v) granting any preemptive or antidilutive rights with respect to, any shares of the Company’s capital stock.

(d)      Except as provided in Section 7.1 as set forth in Section 3.3(d) of the Company Disclosure Schedule, no registration rights have been granted to holders or subscribers of the Company’s capital stock.

(e)     The Shares, when issued, sold and delivered in accordance with the terms and for the consideration expressed in this Agreement, shall be duly and validly issued, fully-paid and nonassessable and neither the Company nor the holder thereof shall be subject to any preemptive or similar right with respect thereto. Subject to the accuracy of the Purchasers’ representations and warranties in Section 4 hereof, the offer, sale and issuance of the Shares constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and any applicable state securities laws. Neither the Company nor, to the Company’s Knowledge, any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.

(f)     None of the Company, any of its predecessors, any affiliated issuer, or any Insider (as defined below) is subject to any Disqualification Event (as defined below) except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act.  The Company has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any Insider is subject to a Disqualification Event. The Company has furnished to each Purchaser, a reasonable time prior to the Agreement Date, a description in writing of any matters relating to the Company or any Insider that would have triggered disqualification under Rule 506(d) under the Securities Act but which occurred before September 23, 2013, in each case, in compliance with the disclosure requirements of Rule 506(e).  Any outstanding securities of the Company (of any kind or nature) that were issued in reliance on Rule 506 under the Securities Act at any time on or after September 23, 2013 have been issued in compliance with Rule 506(d) and (e) under the Securities Act. For purposes of this Agreement, (i) “Insider” means, each director, executive officer, other officer of the Company participating in the Offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power and any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale and (ii) “Disqualification Event” means any “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

3.4.     Authorization/No Conflict with Other Instruments/Government Consents.

(a)     All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of all obligations under this Agreement and for the issuance and delivery of the Shares has been taken, and this Agreement constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors’ rights and rules of law concerning equitable remedies.

(b)     The execution, delivery and performance of this Agreement will not result in any violation of, be in conflict with, or constitute a violation of or default under, with or without the passage of time or the giving of notice: (i) any provision of the Company’s certificate of incorporation, or the Company’s bylaws; (ii) any provision of any judgment, decree or order to which the Company is a party or by which it is bound; (iii) any material contract, obligation or commitment to which the Company is a party or by which it is bound; or (iv) to the Company’s Knowledge, any statute, rule or governmental regulation applicable to the Company.

(c)     No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority, including Financial industry Regulatory Authority (FINRA) and The NASDAQ Stock Market LLC, on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for such qualifications or filings under applicable federal and state securities laws as may be required in connection with the transactions contemplated by the Agreement, which qualification or filings will be made on a timely basis.

3.5.     Company SEC Reports; Financial Statements; Exchange Act and Listing Requirements; Investment Company.

(a)     Except as set forth in Section 3.5(a) of the Company Disclosure Schedule, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since July 25, 2014 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of U.S. Securities and Exchange Commission (the “SEC”) with respect thereto as in effect at the time of filing. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such Financial Statements or the notes thereto and except that unaudited Financial Statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited Financial Statements, to normal, immaterial, year-end audit adjustments.

(b)     Since July 25, 2014, each of the principal executive officers of the Company and the principal financial officer of the Company (and each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (“SOX”) and the rules and regulations of the SEC promulgated thereunder with respect to the SEC Reports. For purposes of this Section 3.5(b), “principal executive officer” and “principal financial officer” have the meanings given to such terms in SOX. Neither the Company nor any of its subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX. The Company is in compliance in all material respects with SOX.

(c)      The Company has designed and maintains “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) to provide reasonable assurances regarding the reliability of financial reporting and the preparation of the Financial Statements for external purposes in accordance with GAAP.

(d)      The Company has designed and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that material information that is required to be disclosed by the Company in the SEC Reports is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to its principal executive officer and principal financial officer as appropriate to allow timely decisions regarding required disclosure.

(e)      The Company has disclosed, based on its most recent evaluation prior to the Agreement Date, to its outside auditors and the audit committee of the Company (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that could have, individually or in the aggregate, a Material Adverse Effect or materially affect the Company’s ability to record, process, summarize and report financial data, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since July 25, 2014, the Company has not received from its independent auditors any oral or written notification of a (x) “significant deficiency” or (y) “material weakness” in the Company’s internal controls. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in the Statements of Auditing Standards No. 115, as in effect on the Agreement Date.

(f)      To the Knowledge of the Company: (x) no director or officer of the Company or any of its subsidiaries has engaged in any “insider trading” in violation of applicable law with respect to any security issued by the Company or any of its subsidiaries; and (y) no such director or officer has made any false certifications or statements under (i) Rule 13a-14 or 15d-14 under the Exchange Act or (ii) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any SEC Reports.

(g)     The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

3.6     Material Changes. Since the date of the latest Financial Statements, except as specifically disclosed in a subsequent SEC Report filed or furnished prior to the Agreement Date, there have been no events, occurrences or developments that have had or could have, individually or in the aggregate, a Material Adverse Effect.

4.     Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as of the date of the Closing at which such Purchaser is purchasing Shares, that:

4.1.     Authorization. The Purchaser has full power and authority to enter into this Agreement which, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.2.     Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation rights to such Person or to any third Person, with respect to the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

4.3.     Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the Offering of the Shares, with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in in Section 3 of this Agreement (as modified by the Company Disclosure Schedule attached as Exhibit B to this Agreement), or the right of the Purchasers to rely thereon.

4.4.     Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, except as set forth in Section 7.1, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are or will be, “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely, unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Except as set forth in Section 7.1, the Purchaser acknowledges that the Company has no obligation under this Agreement to register or qualify the Shares for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

4.5.     Legends. The Purchaser understands and agrees that the Shares shall bear substantially the following legends until (i) such Shares shall have been registered under the Securities Act and effectively disposed of in accordance with a registration statement that has been declared effective or (ii) the delivery of an assurance letter from the Purchaser stating that such Purchaser is not an Affiliate of the Company and the requisite holding period has elapsed pursuant to Rule 144 under the Securities Act:

(a)     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED (I) IN THE ABSENCE OF (A) A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SHARES UNDER THE ACT OR (B) AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE WITH RESPECT TO SUCH TRANSFER OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER THE ACT. NOTWITHSTANDING THE FOREGOING, THE SHARES EVIDENCED BY THIS CERTIFICATE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SHARES.

(b)     Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.

4.6.     Accredited Investor. The Purchaser is an “accredited investor”, as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, as currently in effect.

4.7.     No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

4.8.     Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on such Purchaser’s signature page hereto; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth such Purchaser’s signature page hereto.

4.9.     Agreement Drafted by Counsel to the Company. Each Purchaser, by signing this Agreement, acknowledges that it (a) has had the opportunity to obtain separate and independent counsel of its choice prior to signing this Agreement and has relied on the advice of its own counsel or knowingly and willingly waived such right to obtain counsel; and (b) understands that this Agreement has been drafted by Mitchell Silberberg & Knupp LLP, counsel to the Company, and that Mitchell Silberberg & Knupp LLP does not represent any Purchaser.

4.10.     Broker’s Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4.10 that may be due in connection with the transactions contemplated by this Agreement.

4.11     Company Risk Factors. Each Purchaser acknowledges review of the risks associated with investing in the Common Stock and other securities of the Company as described by the Company in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2014 and filed with the SEC on March 20, 2015.

5.     Conditions to the Purchasers’ Obligations at Each Closing. The obligation of each Purchaser to purchase Shares at the Closing applicable to such Purchaser is subject to the fulfillment, at or before such Closing, of each of the following conditions, unless otherwise waived by the Purchasers of at least a majority of the Shares to be purchased at such Closing:

5.1.     Representations and Warranties. The representations and warranties of the Company contained in Section 3 hereof, as modified by the Company Disclosure Schedule, shall be true and correct in all material respects as of each Closing (or such other date specified herein), except that any such representations and warranties shall be true and correct in all respects where such representation and warranty is qualified with respect to materiality.

5.2     Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company at or before each Closing.

5.3.     Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of each Closing.

5.4.     Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at each Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser, and each Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

5.5.     Preemptive Rights. The Company shall have fully satisfied (including with respect to rights of timely notification), or obtained enforceable waivers in respect of, any preemptive or similar rights directly or indirectly affecting any of its securities.

5.6     Instruction Letter. The Company shall deliver to the Purchasers a copy of a duly executed irrevocable transfer agent instruction letter acknowledged in writing by the Company’s transfer agent instructing such transfer agent to issue to each Purchaser at the applicable Closing the number of Shares being purchased by such Purchaser under this Agreement as set forth on Schedule 1 hereto, as amended.

5.7     Listing of Shares. The Common Stock shall not have been suspended, as of any Closing, by the SEC or The NASDAQ Capital Market from trading on The NASDAQ Capital Market nor shall suspension by the SEC or The NASDAQ Capital Market have been threatened, as of any Closing, either (A) in writing by the SEC or The NASDAQ Capital market or (B) by falling below the minimum listing maintenance requirements of The NASDAQ Capital Market; and the Shares shall be approved for listing on The NASDAQ Capital Market.

5.8     Termination. This Agreement shall not have been terminated in accordance with Section 7.20.

6.     Conditions of the Company’s Obligations at Each Closing. The obligation of the Company to sell Shares at each Closing is subject to the fulfillment, at or before each Closing, of each of the following conditions, unless otherwise waived:

6.1.     Representations and Warranties. The representations and warranties of each Purchaser contained in Section 4 shall be true and correct in all material respects as of each Closing, except that any such representations and warranties shall be true and correct in all respects where such representation and warranty is qualified with respect to materiality.

6.2.     Performance. The Purchasers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them at or before each Closing.

6.3.     Qualifications. All authorizations, approvals or permits, if any, of any self-regulatory organization (such as The NASDAQ Stock Market LLC or FINRA) or any governmental authority or regulatory body of the United States or of any state that are required in connection with the issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of each Closing.

6.4.     Escrow Release Notice. The Company and the Escrow Agent shall have received an escrow release notice, substantially in the form attached hereto as Exhibit C, duly executed by the Purchasers purchasing Shares at such Closing, acknowledging and agreeing to the per share Purchase Price specified therein and authorizing and directing the Escrow Agent to release the aggregate Purchase Price to the Company on the date of such Closing specified therein (the “Release Notice”).

6.5     Accredited Investor Questionnaires. The Company shall have received a completed accredited investor questionnaire from the applicable Purchasers at each Closing, in the form attached hereto as Exhibit D.

6.6     Selling Stockholder Questionnaires. The Company shall have received a completed selling stockholder questionnaire in connection with the Registration Statement (defined below) from the applicable Purchasers at each Closing, in the form attached hereto as Exhibit E (the “Selling Stockholder Questionnaire”).

7.     Miscellaneous.

7.1     Registration Rights.

(a)     The Company shall use commercially reasonable efforts to (i) prepare and file with the SEC, within forty-five (45) calendar days after the final Closing, a registration statement on Form S-3, or other applicable form (“Registration Statement”), in order to register the resale of all the Shares, pursuant and subject to Rule 415 of the Securities Act, (ii) cause such initial Registration Statement to become effective within ninety (90) calendar days after final Closing, and (iii) make all filings, disclosures, updates and any other actions which are necessary in order to keep such initial Registration Statement continuously effective under the Securities Act for at least twenty-four (24) months following the effective date of such initial Registration Statement. Notwithstanding the registration obligations set forth in this section, if the SEC informs the Company that all of the Shares cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform each of the Purchasers thereof and use its commercially reasonable efforts to file amendments to the initial Registration Statement as required by the SEC, covering the maximum number of Shares permitted to be registered by the SEC, on Form S-3, or other applicable form. All expenses incurred in connection with registration pursuant to this Section 7.1(a) shall be borne and paid by the Company. Each Purchaser agrees to furnish the Company an updated Selling Stockholder Questionnaire by the end of the third (3) business day following a request by the Company.

(b)     Notwithstanding the foregoing, the Company may elect to delay the filing of any Registration Statement for a period not to exceed ninety (90) calendar days, or may suspend the effectiveness of any Registration Statement after the effective date thereof for a period not to exceed ninety (90) calendar days, if, in either case, the Company’s Board of Directors reasonably believes that the filing or continued effectiveness, as the case may be, of such Registration Statement would be materially detrimental to the Company because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) materially interfere with an underwritten offering of securities of the Company or its successor or acquirer in a merger or other corporate reorganization; (iii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iv) render the Company unable to comply with requirements under the Securities Act or the Exchange Act, as applicable, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly.

(c)     Notwithstanding the foregoing, all obligations of the Company described in this Section 7.1, shall be terminated with respect to the Shares in the event the Shares have been sold by the Purchasers in accordance with an available exemption from registration or pursuant to a Registration Statement or may be sold without restriction under Rule 144 promulgated by the SEC under the Securities Act, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent.

7.2     Survival of Warranties/Liability/Indemnification.

(a)     Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the final Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

(b)     Subject to the provisions of this Section 7.2(b), the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or (ii) any action instituted against a Purchaser in any capacity, or any Purchaser Party or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser seeking indemnification, with respect to any of the transactions contemplated by this Agreement (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under this Agreement or any other agreement with the Company, or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). Promptly after receipt by any such Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 7.2(b), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses relating to such action, proceeding or investigation; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

7.3.     Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4.     Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

7.5.     Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile or electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.6.     Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.7.     Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 7.7. If notice is given to the Company, a copy (which shall not constitute notice) shall also be given to Mitchell Silberberg & Knupp LLP, 11377 W. Olympic Blvd., Los Angeles, CA 90064, Attention: Kevin Friedmann, Esq., Facsimile: (310) 312-3100, email: kxf@msk.com.

7.8.     No Finder’s Fees. Other than as described in Section 4.10 above, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of their respective officers, employees or representatives is responsible.

7.9.     Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of (a) the Company and (b) the Required Purchasers. Any amendment or waiver effected in accordance with this Section 7.9 shall be binding upon the Purchasers and each transferee of the Shares, each future holder of all such securities, and the Company, provided that no such amendment or waiver approved by the Required Purchasers shall disproportionately favor or adversely affect any single Purchaser. Any waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof. Any waiver effected in accordance with this Section 7.9 shall be binding upon each party hereto. The Company shall be prohibited from offering any additional consideration (other than the reimbursement of legal fees) to any Purchaser (or such original Purchaser’s transferee) for the purposes of inducing such person to change, modify, waive or amend any term of this Agreement without making the same offer on a pro-rata basis to all other Purchasers (and those transferees) allocable to the Securities held by the Purchasers and such transferee(s). Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

7.10.     Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.11.     Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.12.     Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

7.13.     Jurisdiction. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state of New York or the United States District Court for the Sothern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the state of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

7.14.     Legend Removal. The legend set forth in Section 4.5 above shall be removed and the Company shall issue the applicable Shares (and any certificate therefor) without such legend or any other legend to the holder of the applicable Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Shares are registered for resale under the Securities Act (provided that, if a Purchaser is selling pursuant to the applicable Registration Statement, such Purchaser agrees to only sell such Shares during such time that such Registration Statement is effective and not withdrawn or suspended, and only as permitted by such Registration Statement), (ii) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the effective date of the initial Registration Statement covering the resale of the Shares (the “Effective Date”) or (ii) Rule 144 becoming available for the resale of Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions, the Company shall deliver to the Company’s transfer agent irrevocable instructions that the transfer agent shall reissue any certificate representing the applicable Shares without legend upon receipt by the transfer agent of the legended certificates for such Shares. Any fees (with respect to the transfer agent or otherwise) associated with the removal of such legend shall be borne by the Company. Following the Effective Date, or at such earlier time as a legend is no longer required for certain Shares (in which case a Purchase shall also be required to provide reasonable assurances (in the form of seller and, if applicable, broker representation letters), the Company will no later than three trading days following the delivery by a Purchaser to the Company or the transfer agent (with notice to the Company) of a legended certificate representing Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer), deliver or cause to be delivered to the transferee of such Purchaser or such Purchaser, as applicable, a certificate representing such Shares that is free from all restrictive and other legends. Any certificates for Shares subject to legend removal hereunder may be transmitted by the transfer agent to a Purchaser by crediting the account of such Purchaser’s prime broker with DTC as directed by such Purchaser.

7.15.     Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the Agreement Date and prior to each Closing, each reference in this Agreement to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

7.16.     Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The decision of each Purchaser to purchase Shares pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of this Agreement.

7.17.     Replacement of Securities. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Company’s transfer agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and such transfer agent for any losses in connection therewith or, if required by such transfer agent, a bond in such form and amount as is required by such transfer agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

7.18.     Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

7.19.     Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all of its transfer agent fees (including, without limitation, any fees required for processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Purchasers.

7.20.     Termination. This Agreement may be terminated and the sale and purchase of the Shares to be purchased at a Closing abandoned at any time prior to such Closing (i) by either the Company or any Purchaser (with respect to itself only) upon written notice to the other parties to this Agreement, if such Closing has not been consummated on or before August 13, 2015, unless extended by the Company to the Final Termination Date, or (ii) by the Company if the Company terminates the Offering for any reason. Except as set forth in clause (ii) of the preceding sentence, nothing in this Section 7.20 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement. In the event of a termination pursuant to this Section 7.20, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section 7.20, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under this Agreement as a result therefrom.

(Signature pages follow.)

IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first above written.

COMPANY:
VBI Vaccines, Inc. By: Name: Jeff R. Baxter Title: President Address:

222 Third Street, Suite 2241 Cambridge, Massachusetts 02142
Facsimile: 888-391-2579 Email: JBaxter@vbivaccines.com

[Company Signature Page to Securities Purchase Agreement]

PURCHASER:

____________________________________

Purchaser Name (Print)

____________________________________

Authorized Person (if Purchaser is an entity or trust)

____________________________________

Signature of Purchaser or Authorized Person

____________________________________

Number of Shares to be Purchased

Address: _____________________________

                 _____________________________

                 _____________________________

E-mail: _______________________________

Facsimile: _____________________________

[Purchaser Signature Page to Securities Purchase Agreement]

SCHEDULE 1

Initial Closing on August 13, 2015

Purchaser	Shares[1]	Purchase Price
ARCH Venture Fund VI, L.P.	650,000	$1,365,000
RTW Innovation Master Fund, LTD	9,542	$20,038.2
RTW Master Fund, LTD	640,458	$1,344,961.8
Barry Fatemie	45,000	$94,500
Bob Prag	68,000	$142,800
Brett Nesland	34,000	$71,400
Christopher Jennings	23,000	$48,300
Ernest Kuehne	45,000	$94,500
Jeff Mash	122,000	$256,200
Sandor Capital Master Fund	45,000	$94,500
Matt Campbell	23,000	$48,300
Peter Backus	130,000	$273,000
Scott Wilfong	150,000	$315,000
Spike Anderson	200,000	$420,000
Andrew McDonald	100,000	$210,000

1 No Purchaser may purchase an amount of Shares that would cause such Purchaser to acquire a controlling interest in the Company under NASDAQ Listing Rule 5635(b), which generally means no Purchaser may acquire a number of Shares in the Offering that would cause such Purchaser to own 20% or more of the issued and outstanding Common Stock if such interest would be the largest interest in the Company.

Final Closing on August 14, 2015

Purchaser	Shares[2]	Purchase Price
Perceptive Life Sciences Master Fund LTD	554,125	$1,152,580
Titan-Perc LTD	95,875	$199,420
The Del Mar Consulting Group Inc, Retirement Plan Trust	25,000	$52,000
Jeffrey Wilfong	40,000	$83,200

2 No Purchaser may purchase an amount of Shares that would cause such Purchaser to acquire a controlling interest in the Company under NASDAQ Listing Rule 5635(b), which generally means no Purchaser may acquire a number of Shares in the Offering that would cause such Purchaser to own 20% or more of the issued and outstanding Common Stock if such interest would be the largest interest in the Company.

EXHIBIT A

Escrow Account Wire Instructions

Signature Bank

Account Title:   VBI Vaccines Inc. Signature Bank as Escrow Agent

EXHIBIT B

Disclosure Schedule to Securities Purchase Agreement

Representations and Warranties of the Company

The Company hereby represents and warrants to each Purchaser that, except as set forth on the Company Disclosure Schedule attached hereto, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the representations set forth in Section 3 of this Agreement are true and complete as of the date of the Closing, except as otherwise indicated. The Company Disclosure Schedule is arranged in sections corresponding to the numbered and lettered sections and subsections contained in Section 3 of this Agreement, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in Section 3 of this Agreement only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. For purposes of these representations and warranties, the term “the Company” shall include any subsidiaries of the Company, unless otherwise noted herein.

Section 3.3 (b) – Capitalization of the Company

The maximum number of options issuable under the Incentive Plans are summarized in the following table:

	Number of Options or Shares
	Options Outstanding	Options Expired	Shares Issued or Exercised	Available for Future Grants	Total

1999 Stock Option Plan	-	-	-	-	-
2006 VBI US Stock Option Plan	2,624,368	-	100,541	-	2,724,909
2013 Stock Incentive Plan	8,871	51,129	240,000	-	300,000
2014 Equity Incentive Plan	1,412,000	-	20,001	384,325	1,816,326

Total as at July 31, 2015	4,045,239	51,129	360,542	384,325	4,841,235

All future stock option or share grants will be from the 2014 Plan.

S-3 Shelf Registration

On July 8, 2015, the Company filed an amended Registration Statement on Form S-3 with the Commission covering the offering of up to $75 million of common stock, preferred stock and warrants (the “Registration Statement”). The Registration Statement was declared effective on July 10, 2015.

Contingent Equity

The Company entered into two consulting agreements with non-affiliated parties on January 17 and 28, 2013, respectively, whereby the Company has agreed to pay each of the consultants performance bonuses ranging from $10,000 to $125,000 for the achievement of the following milestones for a novel vaccine: patent filing; regulatory approval of clinical testing; start of Phase II and III studies; regulatory approval; and reaching cumulative sales of $100 million. Furthermore, the Company may grant each consultant stock or options equal to $100,000 upon successfully closing a Series B financing.

Section 3.3(c) – Voting Trusts, Proxies, or Other Contracts

None

Section 3.3(d) – Registration Rights

None

Section 3.3(f) – Disqualification Event

None

Section 3.5(a) – SEC Reports

None

EXHIBIT C

Escrow Release Notice

Date: ________ ___, 2015

Signature Bank

261 Madison Avenue,

New York, New York 10016

Attention: Ed Sirlin, Group Director & Senior Vice President

Fax: (646) 758-8370

Ladies and Gentlemen:

Reference is hereby made to (i) that certain Escrow Deposit Agreement, dated as of August __, 2015, by and between VBI Vaccines Inc. (the “Company”) and Signature Bank (the “Escrow Agreement”), and (ii) that certain Securities Purchase Agreement, dated as of August __, 2015, by and among the Company and the Purchasers signatory thereto (the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Purchase Agreement.

In accordance with the terms of paragraph 2(b) of the Escrow Agreement, the Company hereby notifies the Escrow Agent that a Closing will be held on ______ ___, 2015 for the sale of _________ Shares at a Purchase Price of $_______ per share, for gross proceeds of $__________________.

PLEASE DISTRIBUTE FUNDS BY WIRE TRANSFER AS FOLLOWS (wire instructions included herewith):

VBI Vaccines Inc.:	$__________________________

Signature Bank (Escrow Fee):	$4,000 (at Initial Closing Only)

ACKNOWLEDGED AND AGREED BY EACH UNDERSIGNED PURCHASER:

PURCHASER:

___________________________________

Purchaser Name (Print)

____________________________________

Authorized Person (if Purchaser is an entity or trust)

____________________________________

Signature of Purchaser or Authorized Person

____________________________________

Number of Shares Purchased by such Purchaser

____________________________________

Aggregate Purchase Price of Shares Purchased by such Purchaser

EXHIBIT D

VBI VACCINES INC.

ACCREDITED INVESTOR QUESTIONNAIRE

Instructions: Check all boxes below which correctly describe you.

☐

You are (i) a bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), (ii) a savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or fiduciary capacity, (iii) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iv) an insurance company as defined in Section 2(13) of the Securities Act, (v) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), (vi) a business development company as defined in Section 2(a)(48) of the Investment Company Act, (vii) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958, as amended, (viii) a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefit of its employees and you have total assets in excess of $5,000,000, or (ix) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and (1) the decision that you shall subscribe for and purchase the shares of common stock (the “Shares”) of VBI Vaccines Inc., is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or (2) you have total assets in excess of $5,000,000 and the decision that you shall subscribe for and purchase the Shares is made solely by persons or entities that are accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act (“Regulation D”) or (3) you are a self-directed plan and the decision that you shall subscribe for and purchase the Shares is made solely by persons or entities that are accredited investors.

☐	You are a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

☐

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation, Massachusetts or similar business trust or a partnership, in each case not formed for the specific purpose of making an investment in the Shares in excess of $5,000,000.

☐	You are a director or executive officer of the Company.

☐

You are a natural person whose individual net worth, or joint net worth with your spouse, exceeds $1,000,000 (not including the value of your primary residence) at the time of your subscription for and purchase of the Shares.

☐

You are a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with your spouse in excess of $300,000 in each of the two most recent years, and who has a reasonable expectation of reaching the same income level in the current year.

☐

You are a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares and whose subscription for and purchase of the Shares is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

☐	You are an entity in which all of the equity owners are persons or entities described in one of the preceding paragraphs.

Check all boxes below which correctly describe you.

With respect to this investment in the Shares, your:

Investment Objectives:       ☐ Aggressive Growth      ☐ Speculation

Risk Tolerance:                              ☐ Low Risk                      ☐ Moderate Risk       ☐ High Risk

Are you associated with a FINRA Member Firm?             ☐ Yes       ☐ No

Your initials (purchaser and co-purchaser, if applicable) are required for each item below:

____ ____	I/We understand that this investment is not guaranteed.

____ ____	I/We are aware that this investment is not liquid.

____ ____	I/We are sophisticated in financial and business affairs and are able to evaluate the risks and merits of an investment in this offering.

____ ____

       I/We confirm that this investment is considered “high risk.” (This type of investment is considered high risk due to the inherent risks including lack of liquidity and lack of diversification.  Success or failure of private placements such as this is dependent on the corporate issuer of these securities and is outside the control of the investors. While potential loss is limited to the amount invested, such loss is possible.)

The Purchaser hereby represents and warrants that all of its answers to this Investor Questionnaire are true as of the date of its execution of the Securities Purchase Agreement pursuant to which it purchased the Shares.

___________________________________
Name of Purchaser [please print]

___________________________________

Signature of Purchaser (Entities please

provide signature of Purchaser’s duly

authorized signatory.)

___________________________________

Name of Signatory (Entities only)

___________________________________

Title of Signatory (Entities only)

___________________________________ Name of Co-Purchaser [please print] ___________________________________ Signature of Co-Purchaser

EXHIBIT E

VBI VACCINES INC.

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of certain shares of common stock (the “Registrable Securities”) of VBI Vaccines Inc. (the “Company”) understands that the Company intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Securities Purchase Agreement to which this Notice and Questionnaire is annexed (the “Securities Purchase Agreement”). A copy of the Securities Purchase Agreement executed by all parties thereto is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Securities Purchase Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

	(a)	Full Legal Name of Selling Stockholder

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)

Full Legal Name of Natural Control Person(s) (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Notice and Questionnaire):

2. Address for Notices to Selling Stockholder:

Telephone:
Fax:
Contact Person:

3. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐      No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐      No ☐

Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐      No ☐

(d)

If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐      No ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

 Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issued or issuable pursuant to the Securities Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Stockholder:

5. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY (OR EMAIL A .PDF COPY) OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Gabrielle Napolitano, Esq. at Mitchell Silberberg & Knupp LLP

12 East 49th Street, 30th Floor

Fax: 917.546.7689

E-mail: ggn@msk.com